Exhibit 10(b)

HUNTINGTON BANCSHARES INCORPORATED

2004 STOCK AND LONG-TERM INCENTIVE PLAN

ARTICLE 1. ESTABLISHMENT, EFFECTIVE DATE, AND TERM

1.1 ESTABLISHMENT OF THE PLAN. Huntington Bancshares Incorporated, a Maryland corporation (hereinafter referred to as the “Corporation”), has established a long-term incentive compensation plan to be known as the “Huntington Bancshares Incorporated 2004 Stock and Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock, and Long-Term Performance Awards.

1.2 EFFECTIVE DATE. The Plan, if approved by the majority of the votes cast by the Corporation’s stockholders at the annual meeting on April 27, 2004, shall become effective January 1, 2004 (the “Effective Date”), for Long-Term Performance Awards with cycles beginning on or after January 1, 2004, and for grants of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Deferred Stock beginning on or after April 27, 2004. The Plan shall remain in effect as provided in Article 1.4 herein. No Awards will be made under the Plan unless shareholder approval is obtained.

1.3 OBJECTIVES OF THE PLAN. The objectives of the Plan are to help optimize the profitability and growth of the Corporation through incentives which are consistent with the Corporation’s objectives and which link the interests of Participants to those of the Corporation’s stockholders; to induce Participants to strive for the highest level of performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation’s success and the creation of shareholder value and to allow Participants to share in the success of the Corporation.

1.4 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Article 1.2 herein, and shall remain in effect, subject to the right of the Board of Directors (“Board”), or a Committee delegated by the Board, to amend or terminate the Plan at any time pursuant to Article 18 herein. However, in no event may an Award be granted under the Plan on or after December 31, 2013.

ARTICLE 2. DEFINITIONS OF TERMS

As used in the Plan, the following words shall have the meanings stated after them, unless otherwise specifically provided. In the Plan, words used in the singular shall include the plural, and words used in the plural shall include the singular. The gender of words used in this Plan shall include whatever may be appropriate under any particular circumstances.

2.1 “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock Awards, or a Long-Term Performance Award.

2.2 “AWARD AGREEMENT” means a written statement prepared by the Corporation setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3 “BENEFICIAL OWNER” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 “BOARD” OR “BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

2.5 “CHANGE IN CONTROL” means, with respect to the Corporation, the occurrence of any of the following:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Agreement), other than the Corporation or any “person” who as of the Effective Date is a director or officer of the Corporation or whose shares of Common Stock of the Corporation are treated as “beneficially owned” (as such term is used in Rule 13d-3 of the Exchange Act as in effect as of the Effective Date) by any such director or officer, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities;

(b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) A merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty-one percent (51%) or more of the combined voting power of the

Corporation or surviving entity immediately after the merger or consolidation with another entity;

(d) A sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Corporation on a consolidated basis;

(e) A liquidation or dissolution of the Corporation;

(f) A reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

(g) A transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

2.6 “CAUSE” means any of the following:

(a) The Participant shall have committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, or theft in connection with the Participant’s duties or in the course of the Participant’s employment with the Corporation or any Subsidiary, and the Corporation shall have determined that such act is materially harmful to the Corporation;

(b) The Corporation or any Subsidiary shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Participant’s employment and such order or directive has not been vacated or reversed upon appeal; or

(c) After being notified in writing by the Corporation to cease any particular competitive activity, the Participant shall have continued such competitive activity and the Corporation shall have determined that such act is materially harmful to the Corporation.

2.7 “CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “COMMITTEE” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan. For purposes of granting, administering and certifying Awards to Covered Employees, the Committee or any sub-committee acting on behalf of the Committee shall be composed of two (2) or more directors each of whom is an “outside director” within the meaning of Code Section 162(m). Any Committee member who is not an “outside director” within the meaning of Code Section 162(m) shall abstain from participating in any decision to grant, administer or certify Awards to Covered Employees.

2.9 “CORPORATION” means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 22 herein.

2.10 “COVERED EMPLOYEE” means any Participant who is designated as a Covered Employee by the Committee because it is anticipated that his or her compensation may exceed the limit under Code Section 162(m) and for whom any Award is intended to satisfy the Performance-Based Exception.

2.11 “DEFERRAL PERIOD” means the period of time during which Deferred Stock is subject to deferral limitations under Article 10 herein.

2.12 “DEFERRED STOCK” means an Award granted to a Participant pursuant to Article 10 herein of the right to receive Shares at the end of a specified Deferral Period.

2.13 “DIRECTOR” means any individual who is a member of the Board of Directors of the Corporation.

2.14 “EFFECTIVE DATE” shall have the meaning ascribed to such term in Article 1.1 herein.

2.15 “EMPLOYEE” means any employee of the Corporation. Directors who are not employed by the Corporation shall not be considered Employees under this Plan.

2.16 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “EXTRAORDINARY EVENTS” means, with respect to the Corporation, any of the following (i) changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, (ii) accruals for reorganization and restructuring programs, (iii) special gains or losses in connection with the mergers and acquisitions or on the sales of branches or significant portions of the Corporation, (iv) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission, (v) gains on sales of auto loans, (vi) losses on the early repayment of debt, or (vii) any other events or occurrences of a similar nature as determined by the Committee.

2.18 “FAIR MARKET VALUE” shall be, on any given date, (1) the mean between the highest and lowest selling prices at which the Shares were sold on the NASDAQ National Market or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required pursuant to Treasury regulations under Code Section 422, the business day immediately preceding such date; or (2) the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

2.19 “INCENTIVE STOCK OPTION” OR “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.20 “IMMEDIATE FAMILY” means, with respect to a particular Participant, such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

2.21 “INSIDER” shall mean any person subject to the reporting requirements of Section 16 of the Exchange Act.

2.22 “LONG-TERM PERFORMANCE AWARD” means an Award to a Participant pursuant to Article 11 herein.

2.23 “NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board of Directors of the Corporation but who is not an Employee of the Corporation.

2.24 “NONQUALIFIED STOCK OPTION” OR “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.25 “OPTION” means an Incentive Stock Option, or a Nonqualified Stock Option granted to a Participant pursuant to Article 6 herein.

2.26 “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27 “PARTICIPANT” means an Employee or, solely with respect to a Nonqualified Stock Option Award, Restricted Stock Award, Restricted Stock Unit Award, or a Deferred Stock Award, a Nonemployee Director who has an outstanding Award granted under the Plan.

2.28 “PERFORMANCE-BASED EXCEPTION” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.29 “PERFORMANCE CYCLE” shall mean the two, three, or four calendar year period designated by the Committee during which the performance objectives or goals must be met.

2.30 “PERMISSIBLE TRANSFEREE” means any member of the Immediate Family of the Participant, any trust solely for the benefit of the Participant or members of the Participant’s Immediate Family, or any partnership whose only partners are members of the Participant’s Immediate Family.

2.31 “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way (based on the passage of time, which, unless waived by the Committee, shall not be less than six (6) months from the date of grant, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares or RSUs are subject to a substantial risk of forfeiture, as provided in Article 7 and Article 8 herein.

2.32 “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as described in Section 13(d) thereof.

2.33 “QUALIFYING PERFORMANCE CRITERIA” means any one or more of the following objective performance criteria (either individually, alternatively, or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, individually, alternatively, or in any combination and measured over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee) upon which the achievement of specific, pre-established, objective performance goals for each Participant are based as determined by the Committee in connection with the grant and certification of Awards: (a) net income, (b) earnings per share, (c) return on equity, (d) return on average equity, (e) return on assets, (f) return on average assets, (g) “efficiency ratio” determined as the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains), (h) non-interest income to total revenue ratio, (i) net interest margin, or (j) other strategic milestones based on objective criteria established by the Committee, provided that, with respect to Covered Employees, such strategic milestones must be approved by the shareholders of the Corporation prior to the payment of any Award. Qualifying Performance Criteria may be different for different Participants, as determined in the discretion of the Committee. The Committee may include or exclude Extraordinary Events or any other objective events or occurrences in determining whether a performance goal based on the Qualifying Performance Criteria has been achieved; provided, however, that the Committee shall not have the discretion to increase the amount of an Award that would otherwise be due to a Participant who is a Covered Employee based on such Covered Employee’s pre-established performance goals for the applicable Performance Cycle.

2.34 “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 7 herein.

2.35 “RESTRICTED STOCK UNIT” OR “RSU” means an Award granted to a Participant pursuant to Article 8 herein and which is settled (i) by the delivery of one (1) Share for each RSU, (ii) in cash in an amount equal to the Fair Market Value of one (1) Share for each RSU, or (iii) in a combination of cash and Shares, as determined by the Committee. The Award of an RSU represents the promise of the Corporation to deliver Shares, cash, or a combination thereof, as applicable, at the end of the Period of Restriction (or such later date as determined by the Committee) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of property within the meaning of Code Section 83(b).

2.36 “RETIREMENT” shall mean, in the case of an Employee, the retirement from the employ of the Corporation under one or more of the retirement plans of the Corporation, or as otherwise specified by the Committee and, in the case of a Nonemployee Director, shall mean the retirement from the Board at any time after the Nonemployee Director attains age fifty-five (55) and has served at least five (5) years as a Director.

2.37 “SHARES” means the shares of common stock of the Corporation.

2.38 “STOCK APPRECIATION RIGHT” OR “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to Article 9 herein.

2.39 “SUBSIDIARY or “SUBSIDIARIES” means any corporation or other entity whose financial statements are consolidated with the Corporation.

ARTICLE 3. ADMINISTRATION

3.1 AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, except as limited by law or by the Charter or Bylaws of the Corporation, and subject to the provisions herein, the Committee shall have full power to select the Participants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Participants; and (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein, except that to the extent such delegation is not permitted under Code Section 162(m) and the regulations thereunder.

3.2 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board (provided, however, that only the Committee, or any subcommittee thereof, made up solely of 2 or more “outside directors” within the meaning of Code Section 162(m) shall participate in any decision, order or resolution to grant, administer, or certify Awards to Covered Employees) shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS AND MAXIMUM AWARDS. Subject to adjustment as provided in this Article 4 herein, the maximum aggregate number of Shares hereby reserved for issuance to Participants under the Plan shall be twelve million (12,000,000) Shares. The Shares issued under the Plan may be authorized and unissued Shares, Shares purchased on the open market, or Shares held as treasury stock.

The following rules shall apply to grants of Awards under the Plan:

(a) The maximum aggregate number of Shares which may be subject to (1) option by one or more Option Awards pursuant to Article 6, (2) one or more SAR Awards (whether settled in cash, Shares) pursuant to Article 9, or (3) any combination of Option Awards or SAR Awards to a Participant shall be four million (4,000,000) Shares over any five (5) year period.

(b) The maximum aggregate cash Award or cash equivalent value of an Award of Shares that may be paid with respect to any specified Performance Cycle to a Participant pursuant to any Long-Term Performance Award pursuant to Article 11 shall be four million dollars ($4,000,000).

(c) The maximum aggregate cash equivalent value of (1) Awards of Restricted Stock pursuant to Article 7, (2) Awards of RSUs pursuant to Article 8 (whether settled in cash, Shares, or a combination thereof), (3) Awards of Deferred Stock pursuant Article 10, or (4) any combination thereof that may be awarded to a Participant for any calendar year shall be four million dollars ($4,000,000).

(d) The maximum aggregate number of (1) Shares of Restricted Stock awarded pursuant to Article 7, (2) Shares subject to an Award of RSUs pursuant to Article 8, (3) Shares of Deferred Stock awarded pursuant to Article 10, and (4) Long-Term Performance Award Shares awarded pursuant to Article 11 shall not exceed two million four hundred thousand (2,400,000) Shares authorized for issuance pursuant to this Article 4.1, subject to adjustment under Article 4.3, over the term of the Plan; provided, however, that the limitation of this subparagraph (d) shall not apply to any Restricted Stock Awards, RSU Awards, Deferred Stock Awards, or Long-Term Performance Awards to the extent earned on the basis of specific performance goals established by the Committee.

4.2 LAPSED AWARDS. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award shall again be available for a grant of an Award under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in the number of outstanding Shares through the declaration and payment of a stock dividend or stock split, spin off, merger, or other reorganization, or through any recapitalization resulting in the combination or exchange of Shares in which the Corporation does not receive any consideration, a corresponding adjustment shall be made in the number of Shares which may be delivered under Article 4.1 and in the number and/or price of Shares subject to outstanding Awards granted under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number (by rounding down); provided, further, that the Committee shall, in its sole discretion, make any further adjustments as are necessary to prevent dilution or enlargement of rights.

Further, unless otherwise required by applicable law or regulation, Shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company shall not be subject to the Share limitations of Article 4.1.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include any Employee and Nonemployee Director of the Corporation, including any Employee who is a member of the Board.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Nonemployee Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

No Option shall be granted to any Employee or Nonemployee Director if, upon the granting of such Option, the number of Shares then subject to all Options to purchase held by the Employee or Nonemployee Director, as the case may be, plus the Shares then owned by such Employee or Nonemployee Director, would constitute more than ten (10%) of the total combined voting power of all classes of stock of the Corporation. For the purpose of the preceding sentence, an Employee or a Nonemployee Director shall be deemed to own all Shares which are attributable to him or her under Section 424(d) of the Code, including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors, and lineal descendants.

The Committee may not grant ISOs under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to which ISOs (under this and any other Plan of the Corporation) are exercisable for the first time by such Employee during any calendar year to exceed one hundred thousand dollars ($100,000). Any excess shall be deemed a NQSO. No ISO shall be granted to a Nonemployee Director.

If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the date of grant of such Incentive Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Incentive Stock Option, or in any other disqualifying disposition within the meaning of

Section 422 of the Code, such Participant shall notify the Corporation in writing of the date and terms of such disposition and shall cooperate with the Corporation with respect to any tax withholding required or resulting from such disqualifying dispositions. A disqualifying disposition by a Participant shall not affect the status of any other Incentive Stock Option granted under the Plan as an Incentive Stock Option.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the date of grant, vesting restrictions, if any, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee but shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that for Options granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company, the Option Price shall be determined by the Committee in its sole discretion and, if applicable, consistent with Code Section 424(a).

6.4 DURATION OF OPTIONS. Each Option granted to an Employee or Nonemployee Director shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS. Except as otherwise provided in this Plan, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be exercised by the delivery to the Corporation of written or other notice acceptable to the Corporation setting forth the number of Shares with respect to which the Option is to be exercised.

The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares, including by attestation, having an aggregate Fair Market Value equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); (d) subject to applicable securities laws and restrictions, through a broker-facilitated cashless exercise procedure acceptable to the Committee, or (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.6 RESTRICTIONS ON SHARE TRANSFERABILITY. In addition to the foregoing, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.7 EXERCISE UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Plan or as otherwise provided in the Award Agreement or by the Committee, in the event that the employment of a Participant is terminated for any reason other than death or Retirement, the rights under each then outstanding Option granted to the Participant pursuant to the Plan shall terminate upon the earlier of (1) the expiration of such Option, or (2) sixty (60) days after the Participant’s termination of employment, unless such termination of employment was for Cause. If a Participant’s employment is terminated for Cause, the rights under each then outstanding Option granted to the Participant pursuant to the Plan shall immediately terminate.

In the event that the employment of a Participant is terminated by reason of Retirement, each then outstanding Option of such Participant shall continue to be exercisable at such times and be subject to such restrictions and conditions, including expiration, as set forth in the applicable Award Agreement. Notwithstanding any other provision in the Plan to the contrary, in the event of the Retirement of a Participant, each then outstanding ISO not exercised within three (3) months of termination of employment shall automatically convert to an NQSO.

In the event that the employment of a Participant is terminated by reason of death or a Participant dies after Retirement, all such Participant’s then outstanding Options shall become exercisable in full, and the executor or administrator of such Participant’s estate or a person or persons who have acquired the Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the expiration dates of such Options or thirteen (13) months after the Participant’s date of death, whichever first occurs, to exercise such Options.

In addition to the foregoing, the Committee may include such provisions in the Award Agreement entered into with each Participant as it deems advisable (which may be more restrictive than described above), which provisions need not be uniform among all Options issued pursuant to this Article 6, and which may reflect distinctions based on the reasons for termination of employment.

6.8 EXERCISE UPON TERMINATION OF DIRECTORSHIP. Except as otherwise provided in this Plan, if a Participant’s status as a Nonemployee Director ceases for any reason other than Retirement or death, any NQSO granted to such Participant under the Plan shall terminate thirteen (13) months after the termination of such Participant’s status as a Nonemployee Director; provided, however, that no Option shall be exercisable after its expiration date.

If a Participant’s status as a Nonemployee Director ceases by reason of Retirement, then all such Participant’s Options shall become exercisable in full, and such Participant may exercise such Options until their expiration date.

If a Participant’s status as a Nonemployee Director ceases by reason of death, or a Participant who was a Nonemployee Director dies after Retirement, all such Participant’s then outstanding Options shall become exercisable in full, and the executor or administrator of such Participant’s estate or a person or persons who have acquired the Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the expiration dates of such Options or thirteen (13) months after the Participant’s date of death, whichever first occurs, to exercise such Options.

6.9 NONTRANSFERABILITY OF OPTIONS.

(a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (1) by will or by the laws of descent and distribution, or (2) if permitted under Code Section 422, by transfer to a trust, the beneficial owner of which, pursuant to Code Section 671 and applicable state law, is the Participant to whom the ISO was granted (“Grantor Beneficial Trust”). Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or the trustee of the Grantor Beneficial Trust if permitted under Code Section 422.

(b) NONQUALIFIED STOCK OPTIONS. No NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution, except that any NQSO (i) may be transferred by a Participant without consideration to Permissible Transferees, but such transferees may not transfer such NQSO’s to third parties except by will or the laws of descent and distribution and then only to a Permissible Transferee, and (ii) shall be subject to all other conditions and restrictions applicable to Options granted under the Plan prior to such transfer. Any transfer to a Permissible Transferee shall consist of Options covering a minimum of five thousand (5,000) Option Shares.

ARTICLE 7. RESTRICTED STOCK

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable Federal or state securities laws.

The Corporation shall retain the certificates representing Shares of Restricted Stock in the Corporation’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.4 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, exercise full voting rights with respect to those Shares.

7.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Committee establishes.

The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. Shares of Restricted Stock shall be subject to adjustment as provided in Article 4.3.

7.6. NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to its Award of Shares of Restricted Stock.

ARTICLE 8. RESTRICTED STOCK UNITS

8.1 GRANT OF RSUs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant RSUs to Participants in such amounts as the Committee shall determine.

8.2 AWARD AGREEMENT. Each RSU shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of RSUs granted, and such other provisions as the Committee shall determine.

8.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable Federal or state securities laws.

8.4 VOTING RIGHTS. During the Period of Restriction, unless otherwise determined by the Committee in its discretion, Participants holding RSUs may not exercise any voting rights with respect to such RSUs.

8.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, unless otherwise determined by the Committee in its discretion, Participants holding RSUs shall not be entitled to any dividends or dividend equivalents with respect to such RSUs.

8.6. NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to its Award of RSUs.

ARTICLE 9. STOCK APPRECIATION RIGHTS

9.1 GRANT OF SARs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine. A SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.

9.2 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, and such other provisions as the Committee shall determine. SARs granted under this Article 9 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

9.3 EXERCISE. SARs shall be exercised by the delivery to the Corporation of written or other notice of exercise acceptable to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.

With respect to SARs granted in tandem with an ISO, (a) such SAR will expire no later than the expiration of the underlying ISO, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO.

SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.

9.4 EXERCISE UPON TERMINATION OF EMPLOYMENT. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article 9, and may reflect distinctions based on the reasons for termination of employment.

9.5 NONTRANSFERABILITY. Unless otherwise determined by the Committee in its discretion, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, SARs granted in tandem with an ISO granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

ARTICLE 10. DEFERRED STOCK AWARDS

10.1 GRANT OF DEFERRED STOCK. Subject to the terms and provisions of the Plan, the Committee may authorize the grant or sale of Deferred Stock to Participants in such amounts the Committee shall determine. Each such grant or sale shall constitute the agreement by the Corporation to deliver Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of the Shares at the date of grant.

10.2 AWARD AGREEMENT. Each grant or sale of Deferred Stock shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

10.3 DEFERRAL PERIOD. Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one (1) year, as determined by the Committee at the date of grant.

10.4 VOTING RIGHTS. During the Deferral Period, unless otherwise determined by the Committee in its discretion, the Participant shall have no rights of ownership in the Shares of Deferred Stock and shall have no right to vote them.

10.5 DIVIDENDS. During the Deferral Period, the Committee may, at or after the date of grant, authorize payment of dividend equivalents on any Shares of Deferred Stock on either a current, deferred, or contingent basis, either in cash or in additional Shares.

10.6 NONTRANSFERABILITY. During the Deferral Period, the Participant shall have no right to transfer any rights with respect to its Award of Shares of Deferred Stock.

ARTICLE 11. LONG-TERM PERFORMANCE AWARDS

11.1 LONG-TERM PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan, a Participant shall have the opportunity to receive an Award of cash, Shares, or a combination thereof, in such amounts and upon such terms and at such times as determined by the Committee in its sole discretion.

11.2 TERMS OF LONG-TERM PERFORMANCE AWARDS. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Shares and/or value of Long-Term Performance Awards that will be paid to the Participant. The Committee shall establish the Performance Cycle for each Long-Term Performance Award and shall impose such other conditions and/or restrictions on any Long-Term Performance Awards as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, time-based restrictions, and/or restrictions under applicable Federal or state securities laws.

11.3 EARNING OF LONG-TERM PERFORMANCE AWARDS. Subject to the terms of this Plan and Article 11, after the applicable Performance Cycle has ended, the Participant shall be entitled to receive a payment of the number of Shares and/or cash earned by the Participant over the applicable Performance Cycle. Notwithstanding the attainment of specific performance objectives, the Committee has the discretion to reduce or eliminate an Award that would otherwise be payable based on its evaluation of Extraordinary Events and other factors.

11.4 FORM AND TIMING OF PAYMENT OF LONG-TERM PERFORMANCE AWARDS. Payment of Long-Term Performance Awards shall be made as soon as practical following the close of the applicable Performance Cycle in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay Long-Term Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the Long-Term Performance Awards at the close of the applicable Performance Cycle. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

11.5 REQUIREMENT OF EMPLOYMENT. Except as otherwise provided in this Plan and as specified in Article 16, a Participant must remain in the employment of the Corporation until the payment of a Long-Term Performance Award in order to be entitled to payment; provided, however, that the Committee may, in its sole discretion, provide for a partial or full payment in the event the Participant is not so employed.

11.6 NONTRANSFERABILITY. A Long-Term Performance Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

ARTICLE 12. CODE SECTION 162(m) DEDUCTION QUALIFICATIONS

12.1 AWARDS FOR COVERED EMPLOYEES. At all times when Code Section 162(m) is applicable, all Awards granted to a Covered Employee under this Plan shall comply with the Performance-Based Exception requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to this Article 12, make any adjustments it deems appropriate. Notwithstanding the above, the Committee may, in its sole discretion, with respect to any Award under the Plan, determine that compliance with Code Section 162(m) is not desired after consideration of the goals of the Corporation’s executive compensation philosophy and whether it is in the best interests of the Corporation to have such Award so qualified.

12.2 DESIGNATION OF COVERED EMPLOYEES. For each Performance Cycle, the Committee will designate which Participants are Covered Employees within ninety (90) days of the beginning of the Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)).

12.3 ESTABLISHMENT OF QUALIFYING PERFORMANCE CRITERIA AND AWARDS FOR COVERED EMPLOYEES. Within ninety (90) days of the beginning of a Performance Cycle (or such earlier or later date as is permitted or required by Code Section 162(m)), the Committee shall, in its sole discretion, for each such Performance Cycle, determine and establish in writing one or more performance goals based on one or more Qualifying Performance Criteria applicable to the Performance Cycle for each Covered Employee. The Committee may establish any number of differing Performance Cycles, performance goals, Qualifying Performance Criteria, and Awards for Covered Employees running concurrently, in whole or in part.

12.4 CERTIFICATION OF ACHIEVEMENT OF QUALIFYING PERFORMANCE CRITERIA AND AMOUNT OF AWARDS. After the end of each Performance Cycle, or such earlier date if the Qualifying Performance Criteria are achieved (and such date otherwise complies with Code Section 162(m)), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee, that the performance goal based on the Qualifying Performance Criteria for the Performance Cycle and all other material terms of the Plan were satisfied. The Committee may not, under any circumstances, increase an Award to a Covered Employee above the amount payable pursuant to the pre-established performance goal based on the Qualifying Performance Criteria for the Performance Cycle.

12.5 MAXIMUM AWARD TO PARTICIPANTS. Notwithstanding any other provision of this Plan to the contrary, the maximum aggregate number of Shares which may be subject to option by one or more Option Awards or SAR Awards (whether settled in cash, Shares, or a combination thereof) to a Participant shall be four million (4,000,000) Shares over any five (5) year period. Notwithstanding any of provision of this Plan to the contrary, the maximum amount of compensation (whether represented by Shares, cash, or a combination thereof) that may be payable to a Participant with respect to any specified Performance Cycle, pursuant to the attainment of a performance goal associated with a Long-Term Performance Award, Restricted Stock Award, RSU Award, or Deferred Stock Award shall be four million dollars ($4,000,000) for each type of Award.

12.6 TAX AND SECURITY LAWS. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

ARTICLE 13. BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 14. DEFERRALS

The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the (1) exercise of an Option, (2) the lapse or waiver of restrictions with respect to Restricted Stock, RSUs, SARs, Deferred Stock, or (3) the satisfaction of any requirements or objectives with respect to Long-Term Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment of deferrals including the crediting of interest or dividend equivalents.

ARTICLE 15. DISCRETION TO REDUCE AWARDS

Notwithstanding any provision to the contrary, except in the event of a Change in Control, the Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Employee, based on the Committee’s evaluation of Extraordinary Events or other factors.

ARTICLE 16. RIGHTS OF EMPLOYEES

16.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment at any time, with or without Cause, nor confer upon any Participant any right to continue in the employ of the Corporation.

16.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 17. CHANGE IN CONTROL

17.1 TREATMENT OF AWARDS. Notwithstanding any provision in this Plan to the contrary, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) Any and all Options or SARs granted hereunder shall become immediately exercisable in full, and all such Options or SARs shall remain exercisable throughout their entire term notwithstanding the death, Retirement or termination of employment or directorship of the Participant;

(b) Any nonperformance-based restriction periods or restrictions imposed on Shares of Restricted Stock, RSUs, or Shares of Deferred Stock shall lapse; and

(c) All Long-Term Performance Awards and performance-based Awards of Shares of Restricted Stock, RSUs, and Shares of Deferred Stock shall be measured as of the effective date of the Change in Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, in a pro rata amount based upon (i) the actual results measured as of the effective date of the Change in Control, and (ii) the length of time within the Performance Cycle which has elapsed prior to the Change in Control.

17.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 17 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

ARTICLE 18. AMENDMENT, MODIFICATION, AND TERMINATION

Subject to Article 17.2 herein, the Board or Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that the Committee shall not have the authority to, without shareholder approval, (1) change the limits set forth in Article 4.1, (2) change the minimum Option Price, (3) change eligible Participants to receive Awards, or (4) reprice or alter the Option Price of any Option.

ARTICLE 19. WITHHOLDING

19.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, RSUs, SARS, or Deferred Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the tax withholding requirement, in whole or in part, by (i) having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax withholding rates which could be withheld on the transaction or (ii) the delivery of Shares that have been held for a minimum of six (6) months to the Corporation (including attestation) having a Fair Market Value equal to the amount of the tax withholding obligations related to the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Delivery or withholding of fractional Shares shall not be permitted.

ARTICLE 20. FORFEITURE

Except on or after a Change in Control or as otherwise provided in the applicable Award Agreement, and notwithstanding any other provisions in the Plan, in the event of (1) a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Corporation or any securities laws violations including any violations under the Sarbanes-Oxley Act of 2002) or (2) any activity of a Participant or former Participant in which the Participant or former Participant solicits or takes away customers or potential customers with whom the Participant or former Participant had contact with or responsibility for during the Participant’s or former Participant’s employment with the Corporation (individually and collectively referred to as “Misconduct”), the Committee may (a) terminate any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or (b) if such Misconduct occurs within three (3) years of the exercise or payment of an Award, require the Participant or former Participant to repay the Corporation any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment), without regard to when such Misconduct is actually discovered by the Corporation. Such termination or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the repayment) and the Committee may provide for an offset of any future payments owed by the Corporation to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a serious breach of conduct or any prohibited solicitation shall be determined by the Committee in good faith and in its sole discretion.

ARTICLE 21. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 22. SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

ARTICLE 23. UNFUNDED PLAN

The Plan shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. Except as provided herein, no such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

ARTICLE 24. NOTIFICATION UNDER CODE SECTION 83(b)

If the Participant, in connection with the exercise of any Option, or the grant of Shares from an Award of SARs, Restricted Stock, or RSUs, desires to make the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Corporation of the desired election within ten (10) days before the filing of the notice of the election with the Internal Revenue Service in addition to any filing and notification required under regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter before such an election being made, prohibit a Participant from making the election described above.

ARTICLE 25. OTHER PLANS

Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation or any Subsidiary to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a Subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined. However, no such plan will be established or operated in a way that entitles or allows a Covered Employee to receive an award under such plan as a substitution or supplement for not achieving goals under this Plan.

ARTICLE 26. LEGAL CONSTRUCTION

25.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

25.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

25.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

25.4 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Ohio, without reference to its choice of law rules.